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                                                                 EXHIBIT (e)(2)

American International Life Assurance Company of New York
80 Pine Street, NY, New York 10005

PLEASE PRINT ALL ANSWERS            Supplemental Application For Life Insurance

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
1. Proposed      Last Name    First Name   Middle Initial   2. Date of Birth   3. Social Security Number
   Insured       ________________________________________   ________________   _________________________
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4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

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
Guaranteed Account                               __%

AllianceBernstein Variable Products Series Fund      J.P. Morgan Series Trust II
Growth Portfolio - Class A                       __% Small Company Portfolio                           __%
Growth & Income Portfolio - Class A              __%
Americas Government Income Portfolio - Class A   __% FAM Variable Series Funds, Inc.
Large Cap Growth Portfolio                       __% Mercury Fundamental Growth V.I. Fund - Class I    __%
Small Cap Growth Portfolio                       __% Mercury Government Bond V.I. Fund - Class I       __%
                                                     Mercury Basic Value V.I. Fund - Class I           __%
American Century Variable Portfolios, Inc.           Mercury Value Opportunities V.I. Fund - Class I   __%
VP Income & Growth Fund                          __%
VP International Fund                            __% Neuberger Berman Advisers Management
                                                     AMT Partners Portfolio                            __%
Credit Suisse Trust
Mid Cap Growth Portfolio                         __% PIMCO Variable Insurance Trust
Emerging Markets Portfolio                       __% High Yield Portfolio - Admin. Class               __%
Global Small Cap Portfolio                       __% Long-Term U.S. Gov't Portfolio - Admin. Class     __%
International Focus Portfolio                    __% Real Return Portfolio - Admin. Class              __%
Small Cap Growth Portfolio                       __% Short-Term Portfolio - Admin. Class               __%
Large Cap Value Portfolio                        __% Total Return Bond Portfolio - Admin. Class        __%

Fidelity Variable Insurance Products Fund            Universal Institutional Funds
VIP Balanced Portfolio - Initial Class           __% Emerging Markets Equity Portfolio - Class I       __%
VIP Contrafund Portfolio - Initial Class         __% Core Plus Fixed Income Portfolio - Class I        __%
VIP Index 500 Portfolio - Initial Class          __% High Yield Portfolio - Class I                    __%
                                                     Mid Cap Growth Portfolio - Class I                __%
Franklin Templeton Variable Products Series          U.S. Mid Cap Value Portfolio - Class I            __%
Money Market Fund - Class 1                      __%
Developing Markets Securities Fund - Class 2     __% VALIC Company I
Growth Securities Fund - Class 2                 __% International Equities Fund                       __%
Foreign Securities Fund - Class 2                __% Mid Cap Index Fund                                __%
                                                     Small Cap Index Fund                              __%
Goldman Sachs Variable Insurance Trust           __%
Structured U.S. Equity Fund                      __% Vanguard Variable Insurance Fund
International Equity Fund                        __% Total Stock Market Index Portfolio                __%
                                                     Total Bond Market Index Portfolio                 __%
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   NOTE: The Net Premium will be allocated to the Money Market Fund until the end of the Right to Examine Certificate period.

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
5. Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Franklin Money Market Fund.        YES NO
   If elected you must complete the Dollar Cost Averaging Plan Request Form.)                           [ ] [ ]
6. (a) Did the Owner receive current prospectuses?                                                      [ ] [ ]
   (b) Does the Owner understand that:
           The death benefit may increase or decrease depending on investment performance?              [ ] [ ]
           The cash value may increase or decrease depending on investment performance?                 [ ] [ ]
           The Certificate will lapse if the cash surrender value becomes insufficient to cover         [ ] [ ]
           the total monthly deductions?
   (c) Does the Owner believe that this Certificate will meet insurance needs and financial objectives? [ ] [ ]

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7. Suitability    What is the Owner's:    Approximate net worth  __________
                                          Income earned          __________
                                          Income unearned        __________
                                          Number of dependents   __________
                                          Marginal tax bracket   __________

Investment Objective(s) (check all that apply): Growth ____ Growth and Income ____ Income ____ Capital Appreciation____ Speculation

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on __________, 20__
                                       Signature of Owner
at ____________, State of __________

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Signature of Soliciting Agent          Signature of Proposed Insured if not
                                       Owner